April 24, 2019

RiverSource Life Insurance Company

829 Ameriprise Financial Center

Minneapolis, MN 55474

RE:	RiverSource Variable Annuity Account

RiverSource (R) Innovations Select Variable Annuity

RiverSource (R) Innovations Variable Annuity

RiverSource (R) Innovations Classic Select Variable Annuity

RiverSource (R) Innovations Classic Variable Annuity

RiverSource (R) Endeavor Select Variable Annuity

RiverSource (R) New Solutions Variable Annuity

Evergreen Essential Variable Annuity

Evergreen New Solutions Select Variable Annuity

Evergreen New Solutions Variable Annuity

Wells Fargo Advantage Select Variable Annuity

Post-Effective Amendment No. 28

File Nos.: 333-139763/811-07195

Ladies and Gentlemen:

I am familiar with the establishment of the RiverSource Variable Annuity

Account (“Account”), which is a separate account of RiverSource Life Insurance Company (“Company”) established by the Company’s Board of Directors according to applicable insurance law. I also am familiar with the above-referenced Registration Statement filed by the Company on behalf of the Account with the Securities and Exchange Commission.

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1.

The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.

2.	The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.

3.

The contracts issued by the Company, when offered and sold in accordance with the prospectuses contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Nicole D. Wood
Nicole D. Wood
Assistant General Counsel and
Assistant Secretary